Exhibit 99.1

American Resources Corporation Announced the Divestiture of Non-Core Operations and Reduction of Company Liabilities

Company sells idled mines at Perry County Resources as part of its restructuring plan to lower costs

January 15, 2020 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / January 15, 2020 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a supplier of raw materials to the rapidly growing global infrastructure marketplace with a primary focus on the extraction, processing and distribution of metallurgical carbon to the steel and specialty metals industries, announced today that it has reached an agreement to sell certain non-core assets at its Perry County Resources (“PCR”) subsidiary. The sale agreement consists of three idled permits associated with one underground mine and one surface mine located in Perry County, Kentucky near the town on Hazard. Total consideration for the assets being purchased by an undisclosed third party is approximately $1 million of cash and equipment.

American Resources purchased the assets of Perry County Resources in September, 2019 as part of the court-supervised bankruptcy of Cambrian Holdings Company, Inc. The Company has since been restructuring the operating complex to lower its cost structure, streamline its operations and set it up for long term success. Additionally, the divestiture of the three permits reduces the Company’s liabilities by shedding over $3 million of associated reclamation bonds.

“The sale of these non-core permits is very much consistent with our strategic restructuring plan and previously announced Mine Consolidation Project at Perry County Resources,” stated Mark Jensen, Chairman and CEO of American Resources Corporation. “We are excited that the idled permits are going to a company that most likely has them in their near-term mining plan. while our near-term plan does not include them. These specific divestitures allows us to reduce our holding cost and overall cost structure at PCR while our workforce can continue to focus on the efficiency and productivity of our main base-load mine at the complex.”

As previously stated, American Resources implemented its Strategic Plan of Action, which included its Mine Consolidation Project, immediately after the closing of the PCR acquisition. The Company’s plan has been to consolidate equipment and infrastructure of the idled, non-core mine to further support and expand the productivity of the complex’s main base-load mine. The Mine Consolidation Project’s goal has been to lower PCR’s cost structure while enhancing the complex’s productivity and to maintain or exceed the level of production from the PCR complex. The divestiture of these non-core permits allows American Resources to continue executing on its plan. The closing of the permit sale is expected to close in 30 days and is subject to certain conditions that must be met which the buyer is working on.

American Resources Corporation continues to focus on its growth objective by efficiently leveraging its large number of core mining permits and through identifying strategic, supplemental acquisitions. The Company is committed to being one of the lowest cost operators in the Central Appalachian basin (CAPP) and throughout all its carbon mining, processing, and transportation operations.

About American Resources Corporation

American Resources Corporation is a supplier of raw materials to the rapidly growing global infrastructure marketplace. The company’s primary focus is on the extraction, processing, transportation and selling of metallurgical carbon and pulverized coal injection (PCI) to the steel industry. The company operations are based in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical products are located.

The company’s business model is based on running a streamlined and efficient operation to economically extract and deliver resources to meet its customers’ demands. By running operations with low or no legacy costs, American Resources Corporation works to maximize margins for its investors while being able to scale its operations to meet the growth of the global infrastructure market.

Website:

http://www.americanresourcescorp.com

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact:

Precision Public Relations
Matt Sheldon
917-280-732
matt@precisionpr.co

Company Contact:

Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Source: American Resources Corporation

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